          As filed with the Securities and Exchange Commission on June 26, 1998
                                                    Registration Number 333-323


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------



                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                              ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                         51-0283071
 (State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                              Number)

            375 Park Avenue                                   10152
          New York, New York                                (Zip Code)
(Address of Principal Executive Offices)

        CHICAGO TITLE AND TRUST COMPANY SAVINGS AND PROFIT SHARING PLAN
                              (Full Title of Plan)

                              Robert M. Hart, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                              Alleghany Corporation
                                 375 Park Avenue
                            New York, New York 10152
                                 (212) 752-1356
                     (Name and address of agent for service)

                             ----------------------

                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-6570

                             ----------------------

                     REMOVAL OF SECURITIES FROM REGISTRATION

         Pursuant to Registration Statement No. 333-323 (the "Registration Statement"), in January 1996 Alleghany Corporation ("Alleghany") registered 15,000 shares of its common stock, par value $1.00 per share ("Common Stock"), to be offered under the Chicago Title and Trust Company Savings and Profit Sharing Plan (the "Plan"). The Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to Rule 416(b) under the Securities Act of 1933, Post-Effective Amendment No. 1 to the Registration Statement was filed to reflect an increase in the number of shares of Common Stock registered from 15,000 to 15,606 as a result of the payment by Alleghany of 2% stock dividends on the Common Stock in April 1996 and in April 1997. As of the date of this Post-Effective Amendment No. 2 to the Registration Statement, 14,979 shares of Common Stock have been offered and sold under the Plan. No further shares of Common Stock will be offered under the Plan. Accordingly, 627 shares of Common Stock are hereby removed from registration.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of June, 1998.

                                            ALLEGHANY CORPORATION


                                            By: /s/  John J. Burns, Jr.
                                               ---------------------------------
                                               John J. Burns, Jr.
                                               President



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:    June 26, 1998                      By: /s/  John J. Burns, Jr.
                                               ---------------------------------
                                                      John J. Burns, Jr.
                                                   President and Director
                                               (principal executive officer)


Date:    June 26, 1998                      By:                           *
                                               ---------------------------------
                                                      Dan R. Carmichael
                                                          Director


Date:    June 26, 1998                      By: /s/  David B. Cuming
                                               ---------------------------------
                                                      David B. Cuming
                                                   Senior Vice President
                                               (principal financial officer)


Date:    June 26, 1998                      By:                           *
                                               ---------------------------------
                                                     Allan P. Kirby, Jr.
                                                         Director


Date:                                       By:
                                               ---------------------------------
                                                       Thomas S. Johnson
                                                          Director

Date:                                       By:
                                               ---------------------------------
                                                        Roger Noall
                                                         Director


Date:    June 26, 1998                      By:                           *
                                               ---------------------------------
                                                         F.M. Kirby
                                              Chairman of the Board and Director


Date:    June 26, 1998                      By:                           *
                                               ---------------------------------
                                                       William K. Lavin
                                                          Director


Date:    June 26, 1998                      By:  /s/  Peter R. Sismondo
                                               ---------------------------------
                                                        Peter R. Sismondo
                                                   Vice President, Controller,
                                               Treasurer and Assistant Secretary
                                                (principal accounting officer)


Date:    June 26, 1998                      By:                           *
                                               ---------------------------------
                                                        James F. Will
                                                          Director


Date:    June 26, 1998                      By:                           *
                                               ---------------------------------
                                                        Paul F. Woodberry
                                                            Director


                          *By: /s/ John J. Burns, Jr.
                              ---------------------------
                               John J. Burns, Jr.
                                Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the Chicago Title and Trust Company Savings and Profit Sharing Plan has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 26th day of June, 1998.


                               CHICAGO TITLE AND TRUST COMPANY
                               SAVINGS AND PROFIT SHARING PLAN


                               By: /s/  Seymour A. Newman
                                  ---------------------------------
                                  Seymour A. Newman
                                  Senior Vice President, Chief Financial Officer
                                    and Treasurer, The Chicago Trust Company